As filed with the Securities and Exchange Commission on August 5,
1997.

                                        Registration No. 33-62611

_________________________________________________________________



                Post Effective Amendment No. 1 to

                             FORM S-8


     Registration Statement under the Securities Act of 1933



                     FOODBRANDS AMERICA, INC.
      (Exact name of registrant as specified in its charter)


            Delaware                              13-2535513
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.)


     1601 N.W. Expressway, Suite 1700
     Oklahoma City, Oklahoma                           73118
(Address of Principal Executive Office)             (Zip Code)



                     FOODBRANDS AMERICA, INC.
                    1992 STOCK INCENTIVE PLAN
                     (Full title of the plan)



                                          Copies to:
    Mr. Bryant P. Bynum                W. Chris Coleman, Esq.
  Foodbrands America, Inc.                 McAfee & Taft
    1601 N.W. Expressway             A Professional Corporation
        Suite 1700                          Tenth Floor
  Oklahoma City, Oklahoma 73118         Two Leadership Square
                                    Oklahoma City, Oklahoma 73102
   (Name and address of agent               (405) 235-9621
        for service)



                           405/879-4100
  (Telephone number, including area code, of agent for service)

          The Registrant hereby removes from registration all of the 1,090,000 shares of its common stock, par value $.01 per share (the "Common Stock") originally included in the Registration Statement (the "Registered Shares"). None of the Registered Shares were issued and the 1992 Stock Incentive Plan has been terminated.

                            SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on July 31, 1997.

                              FOODBRANDS AMERICA, INC.


                              By:/s/ William L. Brady
                                 William L. Brady
                                 Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons on July 31, 1997.


                              /s/ R. Randolph Devening
                              R. Randolph Devening, President and
                              Chief Executive Officer


                              /s/ Bryant P. Bynum
                              Bryant P. Bynum, Senior Vice
                              President-Finance


                              /s/ William L. Brady
                              William L. Brady, Vice President
                              (Chief Accounting Officer)


                              /s/ Richard L. Bond
                              Richard L. Bond, Director


                              /s/ Eugene D. Leman
                              Eugene D. Leman, Director


                              /s/ Larry Shipley
                              Larry Shipley, Director